SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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SONIC FOUNDRY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SONIC FOUNDRY, INC.

222 West Washington Avenue

Madison, Wisconsin 53703

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 12, 2005

The Annual Meeting of Stockholders of SONIC FOUNDRY, INC., a Maryland corporation (“Sonic”) will be held at the Monona Terrace Community and Convention Center, One John Nolen Drive, Madison, Wisconsin 53703 on May 12, 2005 at 9:00 a.m. local time, for the following purposes:

1.	To elect one director to hold office for a term of five years, and until his successor is duly elected and qualified.

2.	To ratify the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending September 30, 2005.

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

All the above matters are more fully described in the accompanying Proxy Statement.

Only holders of record of Common Stock at the close of business on March 14, 2005 are entitled to notice of, and to vote at, this meeting or any adjournment or adjournments thereof.

Please complete and return the enclosed proxy in the envelope provided or follow the instructions on the proxy card to authorize a proxy by telephone or over the Internet, whether or not you intend to be present at the meeting in person.

By Order of the Board of Directors,

Kenneth A. Minor
Secretary

Madison, Wisconsin

March 21, 2005

If you cannot personally attend the meeting, it is earnestly requested that you promptly indicate your vote on the issues included on the enclosed proxy and date, sign and mail it in the enclosed self-addressed envelope, which requires no postage if mailed in the United States or, follow the instructions on the proxy card to authorize a proxy by telephone or over the Internet. Doing so will save us the expense of further mailings. If you sign and return your proxy card without marking choices, your shares will be voted in accordance with the recommendations of the Board of Directors.

SONIC FOUNDRY, INC.

222 W. Washington Avenue, Suite 775

Madison, Wisconsin 53703

March 21, 2005

PROXY STATEMENT

The Board of Directors of Sonic Foundry, Inc., a Maryland corporation (“Sonic”), hereby solicits the enclosed proxy. Unless instructed to the contrary on the proxy, it is the intention of the persons named in the proxy to vote the proxies:

FOR the election of Arnold B. Pollard as Director for term expiring in 2010; and

FOR the ratification of the appointment of Grant Thornton LLP as independent auditors of Sonic for the fiscal year ending September 30, 2005.

In the event that the nominee for director becomes unavailable to serve, which management does not anticipate, the persons named in the proxy reserve full discretion to vote for any other person who may be nominated. Proxies may also be authorized by telephone or over the Internet by following the instructions on the proxy card. Any stockholder giving a proxy may revoke the same at any time prior to the voting of such proxy. This Proxy Statement and the accompanying proxy are being mailed on or about April 4, 2005.

Each stockholder will be entitled to one vote for each share of Common Stock standing in his or her name on our books at the close of business on March 14, 2005 (the “Record Date”). On that date, we had outstanding and entitled to vote 30,173,233 shares of Common Stock.

QUORUM; VOTES REQUIRED

As of the Record Date, there were 30,173,233 shares of Common Stock outstanding and entitled to vote. Each share of outstanding Common Stock entitles the holder thereof to one vote. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting and will determine whether or not a quorum is present. Where, as to any matter submitted to the stockholders for a vote, proxies are marked as abstentions (or stockholders appear in person but abstain from voting), such abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter and has not received instructions from the beneficial owner, which is known as a broker non-vote, those shares will not be considered as present and entitled to vote with respect to that matter; however, such shares will be considered present for purposes of a quorum. A majority of the shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting.

The election of the Directors requires a plurality of the votes present and entitled to vote. The approval of each other proposal requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting.

DATE, TIME AND PLACE OF ANNUAL MEETING

The Annual Meeting will be held on May 12, 2005 at 9:00 a.m. (Central time) at the Monona Terrace Community and Convention Center, One John Nolen Drive, Madison, Wisconsin 53703.

RECORD DATE; STOCKHOLDERS ENTITLED TO VOTE

Only holders of issued and outstanding shares of Sonic’s common stock as of the close of business on March 14, 2005 are entitled to notice of and to vote at the Annual Meeting, including any adjournment or postponement thereof. As of that date, there were 30,173,233 shares of Sonic’s common stock outstanding, held by approximately 10,000 shareholders, of which approximately 9,500 were held in “street name”. The presence, in person or by proxy, at the Annual Meeting of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting.

PROPOSAL ONE: ELECTION OF DIRECTOR

Our Amended and Restated Articles of Incorporation and Bylaws provide that the Board of Directors shall be divided into five classes, with each class having a five-year term. Directors are assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors, each class consisting, as nearly as possible, of one-fifth the total number of directors. Vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes may be filled by either the affirmative vote of the holders of a majority of the then-outstanding shares or by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of the Directors. Newly created directorships resulting from any increase in the number of directors may, unless the Board of Directors determines otherwise, be filled only by the affirmative vote of the directors then in office, even if less than a quorum of the Board of Directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

Our Amended and Restated Articles of Incorporation provide that the number of directors, which shall constitute the whole Board of Directors, shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. Our currently authorized number of directors is seven. The seat on the Board of Directors, currently held by Arnold B. Pollard, is designated a Class II Board seat, with a term expiring as of the Annual Meeting. Mr. Pollard will stand for re-election at this Annual Meeting.

Mr. Pollard is currently a Board member of Sonic who was previously elected by the stockholders. If elected at the Annual Meeting, Mr. Pollard would serve until the 2010 Annual Meeting and until his successor is elected and qualified or until his earlier death, resignation or removal.

Nominee for Director for a Five-Year term expiring on the 2010 Annual Meeting

Arnold B. Pollard

Mr. Pollard, age 62, has been a Director of Sonic since December 1997. From 1993 until January 2002, he was the President and Chief Executive Officer of Chief Executive Group, which publishes “Chief Executive” magazine. For over 25 years, he has been President of Decision Associates, a management consulting firm specializing in organizational strategy and structure. Mr. Pollard has served as a Director of Firebrand Financial Group, an investment banking, brokerage, and asset management firm, since 1996, and as a Director and a member of the compensation committee of Delta Financial Corporation, a public company engaged in the business of home mortgage lending and the International Management Education Foundation, a non-profit educational organization, also since 1996. He also serves on the advisory board of PeopleTrends. From 1989 to 1991, Mr. Pollard served as Chairman and Chief Executive Officer of Biopool International, a biodiagnostic public company focusing on blood related testing; and previously served on the boards of Lillian Vernon Corp. and DEBE Systems Corp. From 1970 to 1973, Mr. Pollard served as adjunct professor at the Columbia Graduate School of Business. Mr. Pollard graduated from Cornell University (Tau Beta Pi), and holds a doctorate in Engineering-Economics Systems from Stanford University.

The election of a Director requires the approval of a plurality of the votes cast by holders of the shares of Sonic’s common stock. Any shares not voted, whether by broker non-vote or otherwise, will have no impact on the outcome of the election.

The Board of Directors unanimously recommends a vote FOR the election of Mr. Pollard as Class II Director.

DIRECTORS CONTINUING IN OFFICE

Frederick H. Kopko, Jr.	Term Expires in 2006

Mr. Kopko, age 49, has been our Secretary from April 1997 to February 2001 and has been a Director since December 1995. Mr. Kopko is a partner of the law firm of McBreen & Kopko, Chicago, Illinois, and has been a partner of that firm since January 1990. Mr. Kopko practices in the area of corporate law. He has been a Director of Mercury Air Group, Inc. since 1992. Mr. Kopko received a B.A. degree in economics from the University of Connecticut, a J.D. degree from the University of Notre Dame Law School, and an M.B.A. degree from the University of Chicago.

Rimas P. Buinevicius	Term Expires 2007

Mr. Buinevicius, age 42, has been our Chairman of the Board since October 1997 and Chief Executive Officer since January 1997. In addition to his organizational duties, Mr. Buinevicius is a recognized figure in the rich media industry focused on the convergence of technology, digital media and entertainment. Mr. Buinevicius joined Sonic in 1994 as General Manager and Director of Marketing. Prior to joining Sonic, Mr. Buinevicius spent the majority of his professional career in the fields of biomedical and industrial control research and development. Mr. Buinevicius earned an M.B.A. degree from the University of Chicago; a Master’s degree in Electrical Engineering from the University of Wisconsin, Madison; a Bachelor’s degree in Electrical Engineering from the Illinois Institute of Technology, Chicago; and is a recipient of Ernst and Young’s Entrepreneur of the Year award.

Monty R. Schmidt	Term Expires in 2008

Mr. Schmidt, age 41, has been our Chief Technology Officer since July 2003 and served as President from March 1994 to July 2003 and as a Director since February 1994. Throughout his tenure at Sonic Foundry, Mr. Schmidt has spearheaded a variety of engineering and strategic initiatives that have helped grow Sonic from the one person startup he founded in 1991. In addition to acting as an industry liaison, Mr. Schmidt is responsible for managing and facilitating technology development and utilization. Prior to joining Sonic, Mr. Schmidt served in software and hardware engineering capacities for companies in the medical and food service equipment industries. Mr. Schmidt has a B.S. degree in Electrical Engineering from the University of Wisconsin, Madison.

Gary R. Weis	Term Expires in 2008

Mr. Weis, age 57, has been a Director of Sonic since February 2004 and was President, Chief Executive Officer and a Director of Cometa Networks, a wireless broadband Internet access company from March 2003 to April 2004. From May 1999 to February 2003 he was Senior Vice President of Global Services at AT&T where he was responsible for one of the world’s largest data and IP networks, serving more than 30,000 businesses and providing Internet access to more than one million individuals worldwide. While at AT&T, Mr. Weis also was CEO of Concert, a joint venture between AT&T and British Telecom. Previously, from January 1995 to May 1999 he was General Manager of IBM Global Services, Network Services. Mr. Weis served as a Director from March 2001 to February 2003 of AT&T Latin America, a facilities-based provider of telecom services in Brazil, Argentina, Chile, Peru and Columbia. Mr. Weis earned BS and MS degrees in Applied Mathematics and Computer Science at the University of Illinois, Chicago.

David C. Kleinman	Term Expires in 2009

Mr. Kleinman, age 69, has been a Director of Sonic since December 1997 and has taught at the Graduate School of Business at the University of Chicago since 1971, where he is now Adjunct Professor of Strategic Management. Mr. Kleinman has been a Director (trustee) of the Acorn Funds since 1972 (of which he is also Chair of the Audit Committee, Chair of the Committee on Investment Performance and a member of the Committee on the Investment Advisory Agreement); a Director since 1984 of the Irex Corporation, a contractor and distributor of insulation materials (where he is Lead Director of the Board of Directors); a Director since 1994 of Wisconsin Paper and Products Company, a jobber of paper and paper products; and a Director since 1993 of Plymouth Tube Company, a manufacturer of metal tubing and metal extrusions (where he serves on the Audit Committee). From May 1997 to February 2004, Mr. Kleinman served as a Director of AT&T Latin America and predecessor companies, a facilities-based provider of telecom services in Brazil, Argentina, Chile, Peru and Columbia (where he was chair of the Audit Committee and a member of the Compensation Committee) and he is currently a member of the Advisory Board of DSC Logistics, a logistics management and warehousing firm. From 1964 to 1971, Mr. Kleinman was a member of the finance staff of the Ford Motor Company.

Paul S. Peercy	Term Expires in 2009

Mr. Peercy, age 64, has been a Director of Sonic since February 2004. Since September 1999, Mr. Peercy has served as dean of the University of Wisconsin-Madison College of Engineering. Since 2001 Mr. Peercy has been a member of the National Academy of Engineering. In 2000, then-Wisconsin Governor Tommy Thompson named Mr. Peercy to the Wisconsin Technology and Entrepreneurship Council. From August 1995 to September 1999, Mr. Peercy served as president of SEMI/SEMATECH, an Austin, Texas-based non-profit consortium of more than 160 of the nation’s suppliers to the semiconductor industry. Prior to that position he was director of Microelectronics and Photonics at Sandia National Laboratories in Albuquerque, New Mexico. He is the author or co-author of more than 175 technical papers and the recipient of two patents. Mr. Peercy received a BA degree in Physics from Berea College and MS and PhD degrees in Physics from the University of Wisconsin - Madison.

MEETINGS AND COMMITTEES OF DIRECTORS

The Board of Directors met five times during the fiscal year ended September 30, 2004 (“Fiscal 2004”). The Board of Directors has reviewed the independence of each director under the listing standards of the National Association of Securities Dealers. Based upon its review, the Board has determined that, of the seven directors who, if elected, will serve on the Board after the annual stockholders meeting, Messrs. Kleinman, Peercy, Weis and Pollard are “independent” as defined under Nasdaq listing standards.

The Board of Directors has four standing committees, the Audit Committee, the Executive Compensation Committee, the Nominating Committee and the Strategy Committee.

Sonic has a standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Messrs. Kleinman (chair), Pollard and Weis served on the Audit Committee until the resignation of Mr. Pollard from the committee in February 2005 and the concurrent appointment of Mr. Peercy to the Audit Committee. Sonic’s Board of Directors has determined that all members of Sonic’s Audit Committee are “independent” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act and as defined under Nasdaq listing standards. The Audit Committee provides assistance to the Board in fulfilling its oversight responsibility including: (i) internal and external financial reporting, (ii) risks and controls related to financial reporting, and (iii) the internal and external audit process. The Audit Committee is also responsible for recommending to the Board the selection of our independent public accountants and for reviewing all related party transactions. The Audit Committee met eight times in Fiscal 2004. A copy of the charter of the Audit Committee is available on Sonic’s website.

Sonic’s Board of Directors has determined that, due to his affiliation with the Graduate School of Business at the University of Chicago, and due to his serving as a director on numerous company boards, along with his other academic and business credentials, Mr. Kleinman has the requisite experience and applicable background to meet Nasdaq standards requiring financial sophistication of at least one member of the audit committee. Sonic’s Board of Directors has also determined that neither Mr. Kleinman nor any other member of the Audit Committee is an audit committee financial expert as defined by applicable SEC regulations. Sonic may choose to recruit one or more directors that satisfy the current requirements for an audit committee financial expert; however, Sonic has not yet identified an individual satisfying those criteria as well as other criteria that Sonic believes are important for an individual to make a meaningful contribution to the deliberations of the Board of Directors as a whole. There can be no assurance when, or if, Sonic will identify such an individual in the foreseeable future.

The Executive Compensation Committee consists of Messrs. Kleinman (chair), Pollard and Peercy. The Board of Directors has determined that all of the members are “independent” as defined under Nasdaq listing standards. The Executive Compensation Committee makes recommendations to the Board with respect to salaries of employees, the amount and allocation of any incentive bonuses among the employees, and the amount and terms of stock options to be granted to executive officers. The Committee is also responsible for establishing objective, formula-based performance goals, as well as subjective goals and certifying such goals as having been met. The Executive Compensation Committee met once in Fiscal 2004. A copy of the charter of the Executive Compensation Committee is available on Sonic’s website.

The Nominating Committee was formed in April 2004 with Messrs. Pollard (chair) and Kleinman. The Board of Directors has determined that all of the members are “independent” as defined under Nasdaq listing standards. The purpose of the Nominating Committee is to evaluate and recommend candidates for election as directors, make recommendations concerning the size and composition of the Board of Directors, develop specific criteria for director independence, and assess the effectiveness of the Board of Directors. Our Board of Directors has adopted a charter for the Nominating Committee, which is available on Sonic’s website. The Nominating Committee will review all candidates in the same manner regardless of the source of the recommendation. Shareholder recommendations of candidates for Board membership will be considered when submitted with sufficient detail including the candidate’s name, principal occupation during the past 5 years, listing of directorships, a statement that such nominee has consented to the submission of the nomination, amount of common stock of Sonic held by the nominee and qualification addressed to:

Corporate Secretary

Sonic Foundry, Inc.

222 W. Washington Ave., Suite 775

Madison, WI 53703

The Strategy Committee, formed in October 2002, consists of Messrs. Pollard (chair), Buinevicius and Schmidt. The Strategy Committee meets regularly with senior management, an outside advisory board and other industry experts in order to develop and refine Sonic’s business strategy. The Strategy Committee met in person seven times and held numerous telephonic meetings in fiscal 2004.

Each member of the Board attended at least 75% of the aggregate of the meetings of the Board and of the Committees on which he served and held during the period for which he was a Board or Committee member, respectively. Directors are expected to attend the Annual Meeting of Stockholders, and all directors attended the 2004 Annual Meeting with the exception of Mr. Weis, who was unable to do so.

DIRECTORS COMPENSATION

Our directors, who are not also our full-time employees, receive a fee of $1,500 for attendance at each meeting of the Board of Directors and $850 per committee meeting attended, other than the chair of our Audit committee, Mr. Kleinman, who receives $2,000 per Audit Committee meeting attended. In addition, the chair of our strategy committee receives compensation of $5,000 per month totaling $60,000 in 2004 for his role in managing the activities of the strategy committee. The cash compensation paid to the five non- employee directors combined in Fiscal 2004 was $112,700. When traveling from out-of-town, the members of the Board of Directors are also eligible for reimbursement for their travel expenses incurred in connection with attendance at Board meetings and Board Committee meetings. Directors who are also employees do not receive any compensation for their participation in Board or Board Committee meetings.

Pursuant to the Non-Employee Directors’ Stock Option Plan, we grant to each non-employee director who is reelected or who is continuing as a member of the Board of Directors at each annual stockholders meeting a stock option to purchase 20,000 shares of Common Stock. Further, the chair of our Audit Committee receives an additional stock option grant to purchase 5,000 shares of Common Stock per year pursuant to Sonic’s Non Qualified Stock Option Plan. The exercise price of each stock option is equal to the market price of Common Stock on the date the stock option is granted. Stock options issued under the Non-Employee Directors’ Stock Option Plan generally will vest fully on the first anniversary of the date of grant and expire after ten years. An aggregate of 900,000 shares are reserved for issuance under the Non-Employee Directors’ Stock Option Plan. In addition, Mr. Pollard was granted an option to purchase 80,000 shares of Common Stock under Sonic’s Non Qualified Stock Option Plan for service in his capacity as chairman of the strategy committee in fiscal 2003 and an option to purchase 76,000 shares of Common Stock under Sonic’s Non Qualified Stock Option Plan and cash compensation of $30,000 for business advisory services in February 2005.

If any change is made in the stock subject to the Non-Employee Directors Stock Option Plan, or subject to any option granted thereunder, the Non-Employee Directors Stock Option Plan and options outstanding thereunder will be appropriately adjusted as to the type(s), number of securities and price per share of stock subject to such outstanding options.

The options and warrants set forth above have an exercise price equal to the fair market value of the underlying common stock on the date of grant. The term of all such options is ten years.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of Grant Thornton LLP (“GT”) as independent auditors to audit our financial statements for the year ending September 30, 2005, and has further directed that management submit the selection of independent public accountants for certification by the stockholders at the annual meeting. GT was appointed our independent public accountants and Ernst & Young LLP (“EY”) was dismissed in July 2004 upon approval of the Audit Committee on July 9, 2004. Representatives of GT are expected to be present at the annual meeting to respond to stockholders’ questions and to have the opportunity to make any statements they consider appropriate.

Stockholder ratification of the selection of GT as our independent auditors is not required by our Bylaws or otherwise. However, the Board is submitting the selection of GT to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board and the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of Sonic and its stockholders.

The ratification of the appointment of GT as independent public accountants requires the approval of a majority of the votes cast by holders of our shares. Shares may be voted for or withheld from this matter. Shares that are withheld and broker non-votes will have no effect on this matter because ratification of the appointment of GT requires a majority of the shares cast.

Recommendation of Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2 RATIFYING THE APPOINTMENT OF GT AS INDEPENDENT AUDITORS FOR SONIC.

Changes in Registrant’s Certifying Accountant

On July 12, 2004, Sonic dismissed EY as its independent public accountants and appointed Grant Thornton LLP as its new independent public accountants. The decision to dismiss EY and to retain GT was approved by the Company’s Audit Committee on July 9, 2004.

EY’s reports on Sonic’s consolidated financial statements for each of the fiscal years ended September 30, 2003 and September 30, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except the report of EY on Sonic’s financial statements for the year ended September 30, 2002 stated that these financial statements were prepared based on the assumption that Sonic will continue as a going concern and that Sonic’s working capital deficiency as well as a current convertible debt obligation and no long-term credit availability at September 30, 2002 raised substantial doubt about Sonic’s ability to continue as a going concern.

In connection with the audits of Sonic’s financial statements for each of the two fiscal years ended September 30, 2003 and 2002 and through July 12, 2004, there were no disagreements with EY on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter in their report. There were no “reportable events”, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Sonic provided EY with a copy of the foregoing disclosures originally filed on Form 8-K dated July 12, 2004 and requested that EY review such disclosures and provide a letter addressed to the Securities and Exchange Commission as specified by Item 304(a)(3) of Regulation S-K. A copy of such letter, dated July 15, 2004, was filed as Exhibit 16 to such Form 8-K.

During the fiscal years ended September 30, 2003 and September 30, 2002, and the subsequent interim period through July 12, 2004, Sonic did not consult with GT regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Relations with Independent Auditors

GT has served as our independent public accountants since appointment in July 2004. As stated in Proposal 2, the Board has selected GT to serve as our independent auditors for the fiscal year ending September 30, 2005.

Audit services performed by GT for fiscal 2004 consisted of the examination of our financial statements, review of third quarter fiscal results, and services related to filings with the Securities and Exchange Commission (SEC). Audit services performed by EY for fiscal 2004 consisted of the review of our first two fiscal quarters and services related to filings with the SEC. We also retained GT and EY to perform certain other tax and consultative services. All fees paid to GT were reviewed, considered for independence and upon determination that such payments were compatible with maintaining such auditors’ independence, approved by Sonic’s audit committee prior to performance.

Fiscal 2004 and 2003 Audit Firm Fee Summary

During fiscal 2004 and 2003, we retained EY and GT to provide services in the following categories and amounts:

	Years Ended September 30,
	2004	2003
GT
Audit Fees	$77,425	$—
Audit Related	10,300	—
Tax Related	620	—
Other Fees	—	—

EY
Audit Fees	49,810	157,650
Audit Related	—	5,915
Tax Related	39,740	27,465
Other Fees	1,500	—

All of the services described above were approved by Sonic’s audit committee and prior to performance. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting. The audit committee has determined that the payments made to its independent accountants for these services are compatible with maintaining such auditors’ independence.

REPORT OF THE AUDIT COMMITTEE 1

The Audit Committee’s role includes the oversight of our financial, accounting and reporting processes, our system of internal accounting and financial controls and our compliance with related legal and regulatory requirements, the appointment, engagement, termination and oversight of our independent auditors, including conducting a review of their independence, reviewing and approving the planned scope of our annual audit, overseeing the independent auditors’ audit work, reviewing and pre-approving any audit and non-audit services that may be performed by them, reviewing with management and our independent auditors the adequacy of our internal financial controls, and reviewing our critical accounting policies and the application of accounting principles. The Audit Committee held eight meetings during fiscal 2004.

In February 2005, the Board accepted the resignation of Mr. Pollard and appointed Mr. Peercy to the Audit Committee. Mssrs. Kleinman, Weis and Peercy meet the rules of the SEC for audit committee membership and are “independent” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act and under Nasdaq listing standards. In April 2004, the Board approved revisions to the Audit Committee Charter to reflect new rules and standards set forth in certain SEC regulations as well as changes to Nasdaq listing standards. A copy of the Audit Committee Charter was attached as Exhibit A to the 2004 proxy statement filed on April 26, 2004, and is available on Sonic’s website.

As set forth in the Audit Committee Charter, management of Sonic is responsible for the preparation, presentation and integrity of Sonic’s financial statements and for the effectiveness of internal control over financial reporting. Management and the internal auditing department are responsible for maintaining Sonic’s accounting and financial

[1]	The material in this report is not “soliciting material”, is not deemed filed with the SEC, and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing Sonic’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

We have reviewed and discussed with our independent auditors, GT, matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees). We have received from the auditors a formal written statement describing the relationships between the auditor and Sonic that might bear on the auditor’s independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). We have discussed with GT matters relating to its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with the auditors’ independence.

The members of the Audit Committee are not full-time employees of Sonic and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Committee necessarily rely on the information provided to them by management and the independent accountants. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of Sonic’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Sonic’s auditors are in fact “independent”.

We have reviewed and discussed with management and GT the audited financial statements. We discussed with GT the overall scope and plans of their audit. We met with GT, with and without management present, to discuss results of their examination, their evaluation of Sonic’s internal controls, and the overall quality of Sonic’s financial reporting.

Based on the reviews and discussions referred to above and our review of Sonic’s audited financial statements for fiscal 2004, we recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2004, for filing with the SEC.

Respectfully submitted,

AUDIT COMMITTEE

David C. Kleinman, Chair
Gary R. Weis
Paul S. Peercy

EXECUTIVE OFFICERS OF SONIC

Our executive officers, who are appointed by the Board of Directors, hold office for one-year terms or until their respective successors have been duly elected and have qualified.

Rimas P. Buinevicius is our Chairman of the Board of Directors and Chief Executive Officer. (See “ Directors Continuing in Office ”.)

Monty R. Schmidt is our Chief Technology Officer and a Director. (See “ Directors Continuing in Office ”.)

Kenneth A. Minor, age 43, has been our Chief Financial Officer since June 1997, Assistant Secretary from December 1997 to February 2001 and Secretary since February 2001. From September 1993 to April 1997, Mr. Minor was employed as Vice President and Treasurer for Fruehauf Trailer Corporation, a manufacturer and global distributor of truck trailers and related after market parts and service where he was responsible for financial, treasury and investor relations functions. Prior to 1993, Mr. Minor served in various senior accounting and financial positions for public and private corporations as well as the international accounting firm of Deloitte Haskins and Sells. Mr. Minor is a certified public accountant and has a B.B.A. degree in accounting from Western Michigan University.

Ted J. Lingard, age 40, was our Chief Operating Officer from July 2003 to October 2004 and served as Senior Vice President – General Manager Media Services from March 2001 to July 2003. Mr. Lingard served as our General Manager Media Services from March 2000 through March 2001 and Vice President of Operations from September 1999 to March 2001. From 1989 to September 1999, Mr. Lingard was employed by Advanced Input Devices, a custom electronics manufacturer, in various manufacturing, engineering, and sales management capacities, including Sales Engineering Manager, International Business Manager, and Director of Manufacturing Engineering. Mr. Lingard has a Bachelors Degree in Mechanical Engineering from the University of Wisconsin, a Masters degree in Mechanical Engineering from the University of Maryland and a M.B.A. from Gonzaga University. Mr. Lingard resigned his position in October 2004.

James A. Dias, age 40, has been our Vice President of Sales and Marketing since July 2003, held the same position in our Systems Group from December 2002 to July 2003 and was our Vice President of Strategic Solutions and Alliances from October 2001 to December 2002. Previously he served as Director of Strategic Solutions at MediaSite from June 2000 until it was acquired by Sonic. From 1995 to 2000 Mr. Dias served as Principal at Dias & Associates, an IT planning and design consultancy that managed projects and operations for clients across the United States. He has also led the development of products and applications involving interactive media, the Internet, and wireless handheld devices. Mr. Dias began his career as a director/producer/composer working on independent projects for Marriot Corp, PBS, and the State of Michigan. From 1989 to 1994, he was a Faculty Member and Director of Instructional Media at Hanover College. Mr. Dias has an M.A. in Electronic Media and Human Factors Design from Ohio State University, a BA in Filmmaking and Communication from Northern Michigan University, and has completed the Executive Program for Marketing High Technology at Carnegie Mellon University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information known to us about the beneficial ownership of our Common Stock as of March 14, 2005, by each stockholder known by us to own beneficially more than 5% of our Common Stock, each of our executive officers named in the Summary Compensation Table (“Named Executive Officers”), each of our directors, and all of our directors and executive officers as a group. Unless otherwise noted, the mailing address for these stockholders is 222 West Washington Avenue, Suite 775, Madison, Wisconsin 53703.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares. Shares of common stock issuable upon the exercise of stock options or warrants exercisable within 60 days after March 14, 2005, which we refer to as Presently Exercisable Options, are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

Based on currently available Schedules 13D and 13G filed with the SEC, we do not know of any beneficial owners of more than 5% of our Common Stock, other than listed below.

Name of Beneficial Owner(1)	Number of Shares of Class Beneficially Owned	Percent of Class(2)
Common Stock
Monty R. Schmidt (3)	3,292,938	10.9%
CCM Master Fund(4) One North Wacker Drive – Suite 4725 Chicago, IL 60606	2,972,925	9.9
033 Asset Management LLC(5) 125 High Street, Suite 1405 Boston, MA 02110	2,425,728	8.0
Rimas P. Buinevicius(6)	2,354,514	7.5
Ted J. Lingard(7)	374,000	1.2
Arnold B. Pollard(8) 733 Third Avenue New York, NY 10017	368,745	1.2
Frederick H. Kopko, Jr.(9) 20 North Wacker Drive Chicago, IL 60606	343,192	1.1
Kenneth A. Minor(10)	313,004	1.0
James A. Dias(11)	203,267	*
David C. Kleinman(9) 1101 East 58th Street Chicago, IL 60637	170,000	*
Gary R. Weis(12) P.O. Box 272 Deerfield, IL 60015	30,000	*
Paul S. Peercy(12) 1415 Engineering Dr Madison, WI 53706	20,400	*

All Executive Officers and Directors as a Group (10 persons)(13)	7,470,060	22.6%

*	less than 1%

(1)	Sonic believes that the persons named in the table above, based upon information furnished by such persons, have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

(2)	Applicable percentages are based on 30,173,233 shares outstanding, adjusted as required by rules promulgated by the Securities and Exchange Commission.

(3)	Includes 149,802 shares subject to Presently Exercisable Options.

(4)	Information is based on Schedule 13G/A filed on February 12, 2004 by Clint D. Coghill, Coghill Capital Management, L.L.C., and CCM Master Qualified Fund, Ltd. Represents shares beneficially owned by CCM Master Fund, Ltd.; Coghill Capital Management, L.L.C. and Clint D. Coghill. Mr. Coghill is the managing member of Coghill Capital Management, L.L.C.; an entity which serves as the investment manager of CCM Master Fund, Ltd.

(5)	Information is based on Schedule 13G filed on February 7, 2005 by 033 Asset Management, LLC. 033 Asset Management, LLC. is the investment manager of 033 Growth Partners I, L.P., 033 Growth Partners II, L.P., Oyster Pond Partners, L.P. and 033 Growth International Fund, Ltd. Lawrence C. Longo is the Chief Operating Officer of 033 Asset Management LLC.

(6)	Includes 1,150,000 shares subject to Presently Exercisable Options.

(7)	Includes 374,000 shares subject to Presently Exercisable Options. Mr. Lingard resigned his position in October 2004.

(8)	Includes 368,745 shares subject to Presently Exercisable Options.

(9)	Includes 160,000 shares subject to Presently Exercisable Options.

(10)	Includes 298,607 shares subject to Presently Exercisable Options.

(11)	Includes 168,448 shares subject to Presently Exercisable Options.

(12)	Includes 20,000 shares subject to Presently Exercisable Options.

(13)	Includes an aggregate of 2,879,602 Presently Exercisable Options.

Equity Compensation Plan Information

At September 30, 2004

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	1,813,160	$3.90	3,883,312
Equity compensation plans not approved by security holders (2)	2,312,793	1.11	645,701

Total	4,125,953	$2.34	4,529,013

(1)	Consists of Employee Stock Option Plan and the Directors Stock Option Plan. For further information regarding these plans, reference is made to Note 5 of the financial statements of the Annual Report on Form 10-K filed by Registrant on December 3, 2004

(2)	Consists of the Non-Qualified Stock Option Plan. For further information regarding this plan, reference is made to Note 5 of the financial statements of the Annual Report on Form 10-K filed by Registrant on December 3, 2004

The following table sets forth all the cash compensation paid by Sonic during the three fiscal years ended September 30, 2004 to our chief executive officer and our four other most highly compensated executive officers.

	Fiscal Year	Annual Compensation				Long Term Compensation Awards	All Other Compensation
Name and Principal Position		Salary	Bonus		Other Annual Compensation(1)	Securities Underlying Options(#)
Rimas P. Buinevicius Chief Executive Officer and Chairman	2004 2003 2002	$192,308 136,538 31,854	$	— 250,000 —	$1,541 4,181 3,941	— — 1,000,000	$	— — —

Monty R. Schmidt Chief Technology Officer and Director	2004 2003 2002	168,269 144,615 118,462		— 250,000 —	2,404 5,790 6,184	— — 19,802		— 19,424 39,837	(2) (2)

Ted J. Lingard Chief Operating Officer	2004 2003 2002	168,269 142,308 83,731		— 150,000 —	994 1,125 1,938	— 150,000 250,000		— — —

Kenneth A. Minor Chief Financial Officer and Secretary	2004 2003 2002	144,230 128,462 103,973		— 100,000 —	4,825 4,484 6,184	— 100,000 85,941		— 5,826 11,952	(2) (2)

James A. Dias(5) Vice President – Sales and Marketing	2004 2003 2002	144,230 127,462 117,550		— 100,000 5,000	— — —	— 100,000 101,782		15,143 43,874 4,767	(4) (3) (2)

(1)	Consists of personal use of company vehicle included as portion of executive’s taxable compensation.

(2)	Consists of compensation earned and deferred pursuant to Sonic’s deferred compensation plan, along with accrued interest.

(3)	Consists of compensation earned and deferred pursuant to Sonic’s deferred compensation plan along with accrued interest of $2,388, taxable reimbursed moving expenses of $26,712 and compensation associated with the forgiveness of a note due Sonic of $14,924 related to the issuance of stock in 2001. The issuance of the note and subsequent forgiveness occurred prior to Mr. Dias becoming an executive officer.

(4)	Consists of taxable reimbursed moving expenses.

(5)	Mr. Dias became an executive officer in July 2003.

Employment Agreements

We entered into employment agreements with Rimas P. Buinevicius and Monty R. Schmidt and renewed them on substantially the same terms as the prior agreements in January 2001. The salaries of each of Messrs. Buinevicius and Schmidt are subject to increase each year at the discretion of the Board of Directors. Messrs. Buinevicius and Schmidt are also entitled to incidental benefits of employment under the agreements. Each of the employment agreements provides that if (i) Sonic Foundry breaches its duty under such employment agreement, (ii) the employee’s status or responsibilities with Sonic Foundry has been reduced, (iii) Sonic Foundry fails to perform its obligations under such employment agreement, or (iv) after a Change in Control of Sonic Foundry, Sonic Foundry’s financial prospects have significantly declined, the employee may terminate his employment and receive all salary and bonus owed to him at that time, prorated, plus three times the highest annual salary and bonus paid to him in any of the three years immediately preceding the termination. If the employee becomes disabled, he may terminate his employment and receive all salary owed to him at that time, prorated, plus a lump sum equal to the highest annual salary and bonus paid to him in any of the three years immediately preceding the termination. Pursuant to the employment agreements, each of Messrs. Buinevicius and Schmidt has agreed not to disclose our confidential information and not to compete against us during the term of his employment agreement and for a period of two years thereafter. Such non-compete clauses may not be enforceable, or may only be partially enforceable, in state courts of relevant jurisdictions.

A “Change in Control” is defined in the employment agreements to mean: (i) a change in control of a nature that would have to be reported in our proxy statement, ; (ii) Sonic Foundry is merged or consolidated or reorganized into or with another corporation or other legal person and as a result of such merger, consolidation or reorganization less than 75% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by our stockholders immediately prior to such merger, consolidation or reorganization; (iii) Sonic Foundry sells all or substantially all of its business and/or assets to any other corporation or other legal person, less than 75% of the outstanding voting securities or other capital interests of which are owned in the aggregate by our stockholders, directly or indirectly, immediately prior to or after such sale; (iv) any person (as the term “person” is used in Section 13(d) (3) or Section 14(d) (2) of the Securities Exchange Act of 1934 (the “Exchange Act”) had become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 25% or more of the issued and outstanding shares of our voting securities; or (v) during any period of two consecutive years, individuals who at the beginning of any such period constitute our directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination or election by our stockholders, of each new director was approved by a vote of at least two- thirds of such directors then still in office who were directors at the beginning of any such period.

OPTIONS GRANTED IN FISCAL 2004

Sonic grants options to its executive officers under our employee stock option plans. As of September 30, 2004, options to purchase a total of 3,625,953 shares were outstanding under the plans, and options to purchase 4,129,013 shares remained available for grant thereunder. During Fiscal 2004, no options to purchase shares were granted to, or exercised by, Named Executive Officers.

2004 FISCAL YEAR-END OPTION VALUES

	Number of Unexercised Options/SARs at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End($)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Rimas P. Buinevicius	1,150,000	—	$524,560	$—
Monty R. Schmidt	149,802	—	56,125	—
Ted J. Lingard	497,000	100,000	242,172	117,000
Kenneth A. Minor	265,274	66,667	116,253	78,000
James A. Dias	135,115	66,667	98,033	78,000

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE 1

The Executive Compensation Committee (the “Committee”) of the Board of Directors is composed entirely of outside, non-management directors. The Committee sets and administers the policies governing annual compensation of executive officers, including cash compensation and stock option programs for executive employees.

Compensation Policies

Sonic Foundry operates in the competitive and rapidly changing high technology and rich media communications environment. The goals of our executive compensation program are to motivate executives to achieve our business objectives in this environment and reward them for their achievement, foster teamwork, and attract and retain executive officers who contribute to our long-term success. During fiscal 2004, we used primarily salary, incentive bonuses, stock options and personal use of company vehicles to meet these goals. Sonic’s executive compensation programs are intended to attract and retain qualified executives and to motivate them to achieve goals that will lead to appreciation of stockholder value.

Our philosophy and guiding principles are to provide compensation levels that are comparable to those offered by other leading high technology companies. Our compensation policies align the interests of our officers with the long-term interests of our stockholders through stock compensation. For example, following completion of fiscal 2004, we granted an aggregate of 350,000 options to purchase shares of common stock under our Non-Qualified Stock Option Plan. Another principle is that a substantial portion of each executive’s compensation be in the form of an incentive bonus. Receipt of this bonus, is contingent upon meeting both individual performance goals and company objectives. However, we retain the authority to alter the bonus amounts because qualitative factors and long-term results need to be evaluated as well as the short-term operating results. Factors used in determining bonus amounts granted in October

[1]	The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Sonic under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2004 included individual performance impacting successful new product releases and achievement of 200+% revenue growth. Executive bonus’ granted in October 2004 totaled $160,000.

Annual Compensation

The salary portion of executive compensation is determined annually by reference to multiple surveys of high technology companies. The executive officers are matched to each position by comparing their responsibilities to the survey description most accurately representing their position with us by content, organizational level and level of revenue. Given the officers’ levels of responsibility and our past performance, we target a competitive salary for each executive officer. A substantial portion of the annual compensation of each executive officer would normally have been in the form of an incentive bonus, which becomes a greater portion of an officer’s potential total compensation as the executive’s level of responsibility increases.

Long-term Compensation.

The Committee has utilized stock options for all employees to motivate and retain them for the long-term. The Committee believes that these forms of compensation closely align the employee’s interests with those of stockholders and provide a major incentive to them in building stockholder value.

Options are typically granted annually and are subject to vesting provisions to encourage employees to remain employed with Sonic Foundry. The Committee granted options to executives on November 26, 2004 following completion of fiscal 2004.

Each executive officer receives stock options based upon that officer’s relative position, responsibilities and performance by the individual over the previous fiscal year and the officer’s anticipated performance, responsibilities and cash compensation. Additionally, we consider the net present value of the grant compared to typical grants at high technology companies of a similar size to Sonic Foundry. We also review the prior level of grants to the officers and to other members of senior management, including the number of shares that continue to be subject to vesting under outstanding options, in setting the level of options to be granted to the executive officers.

Stock options are granted at an option price equal to the fair market value of Sonic’s Common Stock on the date of the grant and are subject to vesting over varying periods. The option-vesting period is designed to encourage employees to work with a long-term view of Sonic’s welfare and to establish their long-term affiliation with Sonic. It is also designed to reduce employee turnover and to retain the knowledge and skills of valued staff.

Chief Executive Officer Compensation

In an effort to conserve cash in a weak economy, Mr. Buinevicius asked the compensation committee to reduce his base compensation from $250,000 to $200,000 as of January 1, 2001 and further to $1,229 in December 2001. Mr. Buinevicius was granted 750,000 Common Stock options issued under the Non-Qualified Stock Option Plan as consideration for reducing his salary and 250,000 performance-based stock options. The Committee increased Mr. Buinevicius’ annual base compensation to $200,000 upon the successful sale of the desktop software business in July 2003 and returned it to the level of $250,000 in October 2004. Further, Mr. Buinevicius was awarded a cash bonus of $40,000 in October 2004 and granted an option to purchase 50,000 shares of common stock in November 2004.

Respectfully submitted,

EXECUTIVE COMPENSATION COMMITTEE

David C. Kleinman
Arnold B. Pollard
Paul S. Peercy

Compensation Committee Interlocks and Insider Participation

The members of the Executive Compensation Committee of Sonic’s Board of Directors for Fiscal 2004 were those named in the Executive Compensation Committee Report. No member of the Committee was at any time during Fiscal 2004 or at any other time an officer or employee of Sonic Foundry, Inc.

No executive officer of Sonic Foundry, Inc. has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Board of Directors of Sonic Foundry, Inc.

SONIC STOCK PRICE PERFORMANCE

The stock price performance graph below shall not be deemed to be incorporated by reference by any general statement incorporating by reference this annual report on form 10-K into any filing under the Securities Act of 1933, or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts, irrespective of our general incorporation language in such filing.

The graph below compares the cumulative total stockholder return on our Common Stock from September 30, 1999 through and including September 30, 2004 with the cumulative total return on The Nasdaq Stock Market (US only) and the RDG Technology Composite. The graph assumes that $100 was invested in our Common Stock on September 30, 1999 for each of the indexes and that all dividends were reinvested. Unless otherwise specified, all dates refer to the last day of each month presented. Our Common Stock is traded on the Nasdaq National Market and closed at $1.59 per share on September 30, 2004.

The comparisons in the graph below are based on historical data, with our Common Stock prices based on the closing price on the dates indicated, and are not intended to forecast the possible future performance of our Common Stock.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

	Sonic Foundry	NASDAQ Stock Market (U.S.)	RDG Technology Composite
9/30/99	100.00	100.00	100.00
9/30/00	188.07	161.85	140.09
9/30/01	26.06	55.96	51.04
9/30/02	15.68	48.56	35.80
9/30/03	43.61	57.64	57.66
9/30/04	33.69	62.12	60.87

CERTAIN TRANSACTIONS

Frederick H. Kopko, Jr., a director and stockholder of Sonic Foundry, is a partner in McBreen & Kopko. Pursuant to the Directors’ Stock Option Plan, Mr. Kopko has been granted options to purchase 140,000 shares of Common Stock at exercise prices ranging from $1.03 to $59.88. He also has options to purchase 40,000 shares of Common Stock at an exercise price of $1.09 pursuant to the 1999 Non – Qualified Stock Option Plan in his capacity as a director. During fiscal 2004, we paid the Chicago law firm of McBreen & Kopko certain compensation for legal services rendered subject to standard billing rates.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Sonic’s officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon a review of Forms 3 and Forms 4 furnished to us pursuant to Rule 16a-3 under the Exchange Act during our most recent fiscal year, to Sonic Foundry’s knowledge, all reporting persons complied with all applicable filing requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, with the following exceptions: Paul S. Peercy and Gary R. Weis each inadvertently failed to timely file their respective Form 3’s upon their appointment to the Board of Directors, and Frederick H. Kopko, Jr., Arnold B. Pollard, David C. Kleinman, Paul S. Peercy and Gary R. Weis each inadvertently failed to timely file their respective Form 4’s upon receiving automatic grants of options in May 2004 pursuant to the Non-Employee Directors Stock Option Plan. As of the date of this Proxy Statement, the foregoing reporting persons have regained compliance with Section 16(a) reporting requirements.

Code of Ethics

Sonic has adopted a Code of Ethics (as defined in Item 406 of Regulation S-K) that applies to its principal executive, financial and accounting officers. Sonic Foundry will provide a copy of its code of ethics, without charge, to any investor that requests it. Requests should be addressed in writing to Mr. Kenneth Minor, Corporate Secretary, 222 West Washington Ave, Suite 775, Madison, WI 53703.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any stockholder who desires to contact our Board or specific members of our Board may do so electronically by sending an email to the following address: directors@sonicfoundry.com. Alternatively, a stockholder can contact our Board or specific members of our Board by writing to: Stockholder Communications, Sonic Foundry Incorporated, 222 West Washington Avenue, Suite 775, Madison, WI 53703.

STOCKHOLDER PROPOSALS

In order for a stockholder proposal to be considered for inclusion in our proxy statement and form of proxy relating to the Annual Meeting of Stockholders for fiscal year 2006, the proposal must be received by us no later than November 21, 2005 unless we change next year’s annual meeting date by more than 30 days from May 12, 2006, in which event the deadline would be a reasonable time before we begin to print and mail our proxy materials. Additionally, Sonic will be authorized to exercise discretionary voting authority with respect to any stockholder proposal not disclosed in Sonic’s 2006 proxy statement if Sonic has not received written notice of such proposal by February 4, 2006, unless we change next year’s annual meeting date by more than 30 days from May 12, 2006, in which event we must receive the proposal within a reasonable time before we mail our proxy materials.

OTHER MATTERS

The Board of Directors has at this time no knowledge of any matters to be brought before this year’s Annual Meeting other than those referred to above. However, if any other matters properly come before this year’s Annual Meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters.

GENERAL

A copy of our Annual Report to Stockholders for the fiscal year ended September 30, 2004 is being mailed, together with this Proxy Statement, to each stockholder. Additional copies of such Annual Report and of the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy may be obtained from us. We will, upon request, reimburse brokers, banks and other nominees, for costs incurred by them in forwarding proxy material and the Annual Report to beneficial owners of Common Stock. In addition, directors, officers and regular employees of Sonic and its subsidiaries, at no additional compensation, may solicit proxies by telephone, telegram or in person. All expenses in connection with soliciting management proxies for this year’s Annual Meeting, including the cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy, are to be paid by Sonic.

Sonic will provide without charge (except for exhibits) to any record or beneficial owner of its securities, on written request, a copy of Sonic’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended September 30, 2004, including the financial statements and schedules thereto. Exhibits to said report will be provided upon payment of fees limited to Sonic’s reasonable expenses in furnishing such exhibits. Written requests should be directed to Investor Relations, 222 West Washington Avenue, Suite 775, Madison, Wisconsin 53703.

In order to assure the presence of the necessary quorum at this year’s Annual Meeting, and to save Sonic the expense of further mailings, please date, sign and mail the enclosed proxy promptly in the envelope provided. No postage is required if mailed within the United States. The signing of a proxy will not prevent a stockholder of record from voting in person at the meeting.

By Order of the Board of Directors,

Kenneth A. Minor
March 21, 2005	Secretary

SONIC FOUNDRY, INC.

C/O PROXY SERVICES

P.O. BOX 9142

FARMINGDALE, NY 11735

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Sonic Foundry, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

SONIC 1

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

SONIC FOUNDRY, INC.

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1 AND 2

Vote on Director

For All

Withold All

For All Except

1. To elect as Director of Sonic Foundry, Inc, the nominee listed below

01) Arnold B. Pollard

Vote on Proposal

For

Against

Abstain

2. Ratification of the appointment of Grant Thornton LLP as the independent auditors

3. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s) If not direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

SONIC FOUNDRY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

MAY 12, 2005

The stockholder(s) hereby appoint(s) R. Buinevicius and K. Minor, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represents and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Sonic Foundry, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9.00 a.m. Central Time on May 12, 2005, at the Monona Terrace Community and Convention Center, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR THE PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE